Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2026, with respect to the consolidated financial statements of Rapid7, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts
March 26, 2026